UNION ACCEPTANCE CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN



         The Union Acceptance Corporation Employee Stock Purchase Plan (the "Plan") has been adopted by Union Acceptance Corporation (the "Corporation") to facilitate the acquisition of shares of the Corporation's Class A Common Stock, without par value (the "Shares"), by the employees of the Corporation and its subsidiaries (the Corporation and its subsidiaries are collectively referred to as the "Employers" and individually as an "Employer"). The terms of the Plan are set forth below:

                                    ARTICLE I
                                  Participation

         Section 1.1 Eligibility to Participate. All full-time employees of the Employers who have attained the age of 18 and who have completed six (6) months of continuous service with an Employer are eligible to participate in the Plan. For this purpose, continuous service means service uninterrupted except for military duty, authorized leaves of absence, or temporary absence on account of illness. However, participation in the Plan is entirely voluntary.

         Section 1.2 Election to Participate. Each eligible employee may elect to participate in this Plan in writing at any time, and the election will be effective as soon as practicable after it is received by his Employer. Election forms for this purpose will be available at the human resources office of the Corporation. In making the election, the eligible employee (the "Investor") will authorize his Employer to make regular periodic payroll deductions from the compensation he otherwise receives from that Employer. The payroll deductions shall not be less than Ten Dollars ($10.00) per pay period nor more than ten percent (10%) of the employee's compensation in the pay period. Payroll deduction is the only method for participating in the Plan.

         Section 1.3 Change in Election. Upon proper written notice to his Employer, an Investor may change or terminate his election. To be effective, notice must be written and must be received by the Employer no later than 5:00 P.M. on Thursday of the week prior to the first day of the pay period the employee desires the change or termination of the deduction to become effective. However, when an Investor changes the amount of his payroll deduction, he may not change the amount of such deductions for a period of three (3) months thereafter, except in case of hardship or emergency.

         Section 1.4 Administration. The Board of Directors of the Corporation or its Compensation Committee shall have power to interpret this plan and to make rules and decisions respecting the administration of the plan. The Board of Directors or the Compensation Committee shall select an agent and its successors from time to time (the "Agent") to perform the responsibilities of the Agent under this plan. The Corporation or an affiliate of the Corporation may perform the record-keeping

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functions  prescribed  to the  Agent  under  the plan,  but all  purchases  made pursuant to the plan must be conducted by an agent independent of the Corporation as determined by the Board of Directors of the Corporation or the Compensation Committee from time to time. Neither the Corporation nor any affiliate of the Corporation shall exercise any direct or indirect control or influence over the prices or amounts of shares to be purchased, the timing of, or the manner in which, the shares are to be purchased, or the selection of a broker or dealer through which purchases may be executed. From time to time, the Board of Directors or its Compensation Committee may designate one or more
individuals  to  maintain   records  as  to  the  eligibility  of  employees  to
participate in the Plan and to preserve and act upon forms affecting payroll deductions filed by employees under the Plan. No such person shall have any discretion concerning decisions regarding the Plan.

                                   ARTICLE II
                                Employer Subsidy

         Section 2.1 Employer Subsidy. Each Employer shall make a contribution to the account of each Investor it employs in an amount equal to such percentage of the Investor's payroll deduction as the Corporation determines from time to time (the "Employer Subsidy"). Until otherwise determined by the Corporation, the initial Employer Subsidy shall be 10%. Such percentage may be changed from time to time as determined by the Corporation in its sole discretion, subject to the notice provisions in Section 2.2 below. Each Employer shall transfer to the Agent the Employer Subsidy allocable to each Investor's Account no later than the end of the month following the fiscal quarter (ending on the last day of September, December, March and June) in which the Investor's payroll deductions were made.

         Section 2.2 Notice of Change in Employer Subsidy. The Employers shall notify all employees eligible to participate in this Plan in writing on or before the last working day of the second pay period prior to the pay period for which any change in the percentage of the Employer Subsidy is to become effective. Upon proper written notice to his Employer, an Investor may change or terminate his payroll deduction, subject to the provisions of Section 1.3 above.

                                   ARTICLE III
                                   Accounting

         Section 3.1 Establishment of Accounts. The Employers shall make such payroll deductions as are authorized by each Investor and transfer to the Agent the total of such deductions and the Employer Subsidy, along with an itemized statement showing the deductions and the Employer Subsidy; provided, however, that such transfer shall not be made until the end of the month following the fiscal quarter in which such deductions were made. The Agent shall provide an Investor the option that all deductions and Employer Subsidy be held by the Agent in either an individual account, a joint account with the Investor's spouse, or a custodian account for a minor

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(collectively  referred to hereinafter as the "Investor's  Account").  The Agent shall maintain a record for such Investor that reflects:

          (a) the amount of payroll deductions and the amount of the Employer Subsidy received from the Employers applicable to the Investor;

          (b) the number of Shares, whole and fractional, credited to the Investor's Account, as a result of purchases made with payroll deductions and cash dividends, or as a result of stock splits, stock dividends or other credits;

          (c) the amount of cash dividends received or other amounts received on Shares credited to the Investor's Account;

          (d) the amount used to purchase, or the cash proceeds realized from the sale of, fractional Shares, credited to the Investor's Account by reason of purchases through the use of commingled funds, stock dividends, or otherwise; and

          (e) the balance of cash, if any, held in his Investor's Account.

         Section 3.2 Periodic Account Statement. On at least a quarterly basis and upon the distribution of Shares to an Investor, the Agent shall furnish the Investor statements reflecting the payroll deductions received on such Investor's behalf, the aggregate amount of the Employer Subsidy received on such Investor's behalf, the number of Shares purchased on such Investor's behalf, the cost of the Shares, and all other charges or credits to the Investor's Account.

                                   ARTICLE IV
                         Investment and Voting of Shares

         Section 4.1 Share Purchases. Except as may be necessary to comply with applicable federal securities laws, the Agent shall purchase Shares promptly upon the receipt of funds, and, in any event, within thirty (30) business days of the receipt of any funds of an Investor, at prevailing market prices on the open market. The Agent may, but shall not be obligated to, select a broker through which purchases may be executed. In making purchases for the Investor's Accounts, the Agent may commingle each Investor's funds with those of other
Investors participating in the Plan. The Agent shall purchase as many whole Shares of stock as the total amount of funds in the Agent's possession at the time of purchase shall permit. The Employers shall not exercise any direct or indirect control or influence over the times when, or the prices at which, the Agent may purchase the Shares, the number of Shares to be purchased, the manner in which the Shares are to be purchased, or the broker (if any) through whom the purchases may be executed. Any fractional Shares shall be allocated and computed to the ten-thousandth of a Share.

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         Section 4.2 Investment of Dividends.  Cash dividends,  interest and any cash or other contributions received on the Shares purchased and held by the Agent shall be reinvested in Shares. The number of Shares purchased with cash dividends, or the number of Shares acquired in the event of a stock dividend paid by the Corporation or a stock split of the Corporation shall be credited to the appropriate Investors' Accounts in proportion to the number of Shares credited to each such Investor's Account on the record date for (or in the absence of a record date, the payment date for) the dividend or stock split with respect to the Shares.

         Section 4.3 Sale of Shares. Except as otherwise provided below, an Investor may instruct the Agent to sell any or all of the full Shares and any fractional interest in a Share held in his Investor's Account; provided, that if the Investor is an officer or director subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), such instruction must be in writing stating that such investor has not made a purchase of Shares or engaged in any transaction which could be deemed a purchase pursuant to Section 16 of the 1934 Act within the prior six (6) months and other evidence as the Agent may request to assure that such sale occurs in conformity with Rule 144 under the Securities Act of 1933, as amended, or successor provision. As soon as possible after receipt of instructions to sell Shares from an Investor's Account, the Agent will transfer the Investor's specified number of Shares into an account in the individual Investor's name. Further disposition of the Shares transferred to the account in the individual Investor's name will be between the Investor and the Agent and will be outside of the Plan.

         Section 4.4 Registration and Voting of Shares. The Agent is authorized to, and shall, register such Shares in its own name or the name of its nominees; provided, however, that each Investor shall be entitled to vote the number of whole Shares credited to his Investor's Account. The Agent shall provide each Investor with written notice of any meeting of Shareholders of the Corporation, and shall provide each Investor with all proxy materials furnished by the Corporation in connection with any such meeting. The Agent shall vote the Shares in accordance with the instructions obtained from the Investors. Shares for which no voting instructions have been received shall be voted by the Agent in accordance with the recommendation, if any, of the Corporation's Board of Directors on the matter in question and, in the absence of such a recommendation, shall not be voted by the Agent.

         Section 4.5 Tender Offer. Each Investor shall have the right to direct the Agent as to whether the Shares allocated to his Investor's Account are to be tendered pursuant to any tender offer made for the Shares of the Corporation. The Agent shall as soon as practical (and in no event later than five (5) calendar days) after its receipt of the tender offer documents cause to be prepared and delivered to each Investor who has an Investor's Account as of the date of the tender offer a copy of all relevant information as to the tender offer and a written election form which will direct the Agent as to whether it should tender the Shares held in such Investor's Account. The Shares for which no direction is received from the Investor shall be tendered or not tendered in accordance with the recommendation, if any, of the Corporation's Board of Directors on the matter in question and, in the absence of such a recommendation, shall not be tendered by the Agent.

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                                    ARTICLE V
                                  Distributions

         Section 5.1 Partial Distributions. Whole Shares may be withdrawn upon the written request of an Investor to the Agent at any time to the extent accumulated at the time of the request for an Investor's Account, and stock certificates for such number of Shares shall be issued and distributed as required by the form of Investor's Account promptly after receipt of such request; provided, however, that, except in the case of an Investor who withdraws from the Plan, an Investor may not withdraw fewer than twenty (20) Shares. The value of any fractional Shares or uninvested cash shall be refunded only upon withdrawal from the Plan as provided in Section 5.2.

         Section 5.2  Withdrawal from Plan.

                  a. Voluntary Withdrawal. Any Investor may voluntarily withdraw from the Plan at any time by notifying the Agent of such intent in writing. Any such withdrawal shall become effective immediately upon receipt of such notice by the Agent; provided, however, that any withdrawal shall not affect any purchase of Shares by the Agent, or any orders given by the Agent to any broker, prior to the receipt of any such notice of withdrawal. The Investor shall concurrently deliver to his Employer a notice of termination of the payroll deduction authorization, which termination shall become effective according to the provisions of Section 1.3.

                  As soon as reasonably practicable after receipt of notice of withdrawal, the Agent shall cause stock certificates to be issued and distributed as required by the type of Investor's Account for the number of Shares accumulated for the Investor's benefit, and shall pay over any uninvested cash credited to the Investor's Account in like manner. Fractional Shares credited to an Investor's Account shall be handled as provided in Section 5.2(c) below. If requested by the Investor, in lieu of issuing stock certificates, the Agent shall sell the Investor's Shares and fractional Shares in accordance with Section
         4.3 above.

                  Upon withdrawal of an employee from the Plan, the employee shall not be allowed to participate in the Plan again until the expiration of a six (6) month period commencing on the effective date of the withdrawal.

                    b. Death or  Termination.  Withdrawal from the Plan shall be immediately effective upon the death of an Investor or the termination of employment of an Investor by the Employers; provided, however, that any such withdrawal from the Plan shall not affect any purchase of Shares by the Agent, or any orders given by the Agent to any broker, prior to receipt of any notice of such death or termination of employment. Death or termination

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               of employment shall  immediately  terminate the payroll deduction authorization of the Investor to his Employer.

                  Issuance and distribution of stock certificates and the payment of any uninvested cash shall be made after notice of the death or termination of employment in the manner provided for voluntary withdrawal from the Plan.

                    c. Fractional Shares. If at the time of complete distribution to an Investor there is a fractional Share credited to his Investor's Account, the Agent is authorized to use such cash from the Investor's Account as may be necessary to purchase additional fractional Shares to equal a whole Share if such is possible. If there is insufficient cash in the Investor's Account to permit such purchase of a whole Share, the Agent is authorized to sell any such fractional Share to another Investor's Account based on the current market price for Shares on the date of sale or to the special revolving plan account established by the Corporation with the Agent for such purpose, and credit the Investor's Account with the cash proceeds thereof.

                                   ARTICLE VI
                                  Miscellaneous

         Section 6.1 Liability. The relationship between the Agent and the Investor is the normal relationship between an agent and its client. The Employers shall have no responsibility or liability for any act or thing done or left undone including, but not limited to, any action taken with respect to the price, time of, quantity, brokers chosen by the Agent, or other conditions or circumstances relating to the purchase or sale of Shares under the terms of this Plan.

         Section 6.2 No Interest. All sums deducted from the Investor's payroll and held by either the Employers or the Agent for and on behalf of such Investor, shall be held interest free.

         Section 6.3 Expenses. Administrative expenses and brokerage commissions, if any, incurred on purchases of Shares in connection with this Plan shall be paid by the Employer. Brokerage commissions and other charges in connection with sales, if applicable, will be payable by the Investor who orders the transactions for his Investor's Account.

         Section 6.4 Amendments. Amendments to this Plan may be adopted, in writing, by the Corporation with the approval of its Board of Directors; provided that no amendment affecting the rights and duties of the Agent (other than the Corporation) shall be effective without its prior written consent.

         Section 6.5 Successors. In the event of either the resignation or disqualification of the Agent, its successor shall be named by the Board of Directors of the Corporation or the Compensation Committee.

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         Section 6.6 Termination.  Upon thirty (30) days prior written notice to the Agent, the Corporation may terminate this Plan; provided, however, that the prior notice requirement may be waived by the Agent. Upon thirty (30) days written notice to the Corporation, the Agent may resign as Agent, in which event the Corporation shall either promptly appoint a successor agent or elect to terminate the Plan by written notice to the Agent (which need not be delivered in advance). The rights and benefits of the Investors accrued at the time of such termination shall not be affected. A final accounting, and delivery of all Shares and funds, shall be made by the Agent to its successor, if any, or to the Investors if no successor is appointed and the Plan is terminated, at the date of termination of this Plan as to the Agent.

         Section 6.7 Binding Effect. This Plan shall be binding upon the Employers, the Agent and Investors and upon their successors, administrators, executors and assigns.

         Section 6.8 Non-Transferable. The rights granted under this Plan to an eligible employee are not transferable by him other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder, and are exercisable during his lifetime only by him or by his guardian or his legal representative.